Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of rVue Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason M. Kates, Chief Executive Officer of the Company, and I, David A. Loppert, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jason M. Kates
Jason M. Kates
Chief Executive Officer
Date: August 18, 2010

/s/ David A. Loppert
David A. Loppert
Chief Financial Officer
Date: August 18, 2010

A signed original of this written statement required by Section 906 has been provided to rVue Holdings, Inc. and will be retained by rVue Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.